UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2016

China Bull Management Inc.

(Name of Small Business Issuer in its Charter)

Wyoming                           7389                         27-4344306

(State or Other         (Primary Standard Industrial           (I.R.S. Employer

Jurisdiction of Organization)   Classification Code Number)          Identification No.)

665 Ellsworth Avenue, Connecticut, 06511

Tel: (203) 562-8899

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________________________________________________________________

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    From the decision of the board and the approval of the shareholders, China Bull Management Inc., will finish the process to domesticate its corporation from Nevada to Wyoming on January 1, 2017.

    On December 19, 2016, China Bull Management Inc primarily established a subsidiary in Wyoming, with the same name, corporation structure and shareholders,and share owner for every shareholder except that the common stock has no par value and unlimited shares under authorization to issue. Then China Bull Management domesticates its operation in Wyoming; and the Nevada corporation will dissolve at 12:00 a.m. on January 1, 2017.

    The domicile change reported to FINRA. The stock certificates with seal of Nevada will become invalid at the earlier between no later than May 2, 2017 or the time when the new stock certificate with seal of Wyoming becomes effective. Every shareholder is responsible for his (her) invalid stock certificate not being abused in the market. No return of invalid stock certificate required. The corporation will bear the costs to print new stock certificates for every shareholder under prudence to keep record consistency among the corporation records, SEC filings and the records of Stock Transfer Agency by correcting or avoiding any security fraud.

    The revised Article is attached.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2016

                                                                 /s/Andrew Chien

                                                                Director/President

Attached: ARTICLE(Revised)   EX-3.01